                                                                       Exhibit 2
                                                                       ---------
                      LIMITED LIABILITY COMPANY AGREEMENT

                            SAMANTHA INVESTORS, LLC


     THIS LIMITED LIABILITY COMPANY AGREEMENT of Samantha Investors, LLC is dated as of February 2, 2000, by and among Bain Capital Fund VI, L.P., BCIP Associates II, BCIP Associates II-B, BCIP Associates II-C, BCIP Trust Associates II, BCIP Trust Associates II-B, PEP Investments PTY Ltd. (together with their respective Permitted Transferees, collectively, the "Bain Funds"), RGIP, LLC and
                                                     ----------
JIP Enterprises, Inc. (together with their respective Permitted Transferees and the Bain Funds, collectively, the "Preferred Holders"), Robert Carter, Julie
                                   -----------------
Carter, Michael D. Carter, Douglas K. Levin, Martha Carter and Abby Carter (together with their respective Permitted Transferees, collectively, the

"Founding Holders").
 ----------------

     WHEREAS, the initial Members are party to an Agreement and Plan of Merger dated as of February 2, 2000 by and among Odwalla, a California corporation

("Odwalla"), Orange Acquisition Sub, Inc., a Maine corporation, Fresh Samantha,
 --------
Inc., a Maine corporation ("Fresh Samantha"), and such initial Members (as
                            --------------
amended, restated or otherwise modified, the "Merger Agreement").
                                              ----------------

     WHEREAS, the Members wish to form a limited liability company pursuant to and in accordance with the Act in order to conduct the businesses described herein.

     WHEREAS, the Members wish to enter into this Agreement to provide for, among other things, the management of the business and affairs of the Company, the respective rights and obligations of the Members to each other and to the Company, and certain other matters.

     NOW, THEREFORE, the Members agree as follows:


                            ARTICLE I. Definitions

     Section 1.1  Definitions.  The following capitalized words and phrases have
                  -----------
the indicated meanings in this Agreement.

     "Act" shall mean the Massachusetts Limited Liability Company Act (Mass.
      ---
Gen. Laws ch. 156C, (S) 1 et seq.) as amended and in effect from time to time.
                          -- ---

     "Agreement" shall mean this Limited Liability Company Agreement of the
      ---------
Company, as amended from time to time.

     "Average Closing Stock Price" shall mean, as of any date, the average
      ---------------------------
closing price of Odwalla Stock for the twenty trading days ending on the last trading day prior to such date.

     "Bain Funds" shall have the meaning set forth in the Preamble.
      ----------

     "Board of Managers" shall mean the board of managers appointed in
      -----------------
accordance with the provisions of Section 3.3.

     "Board Member" shall have the meaning set forth in Section 3.3.
      ------------

     "Capital Account" shall have the meaning set forth in Section 4.1(a).
      ---------------

     "Capital Contribution" shall mean with respect to any Member, the amount of
      --------------------
money plus the Fair Market Value of any other property (net of liabilities assumed or to which the property is subject) contributed to the Company with respect to the Interest held by such Member pursuant to the terms of this Agreement.

     "Certificate" shall mean the Certificate of Organization of the Company and
      -----------
any and all amendments thereto and restatements thereof filed on behalf of the Company with the office of the state secretary of The Commonwealth of Massachusetts pursuant to the Act.

     "Class A Unit" shall have the meaning set forth in Section 4.1(b)(i).
      ------------

     "Class B Base Amount" shall mean, with respect to any Class B Unit, the
      -------------------
applicable amount set forth on Exhibit B hereto under the heading "Base Amount."

     "Class B Conversion Factor" shall mean, with respect to any Class B Unit,
      -------------------------
the applicable number set forth on Exhibit B hereto under the heading "Conversion Factor."

     "Class B Preference" shall mean the product of the total number of Class B
      ------------------
Units outstanding and the applicable Class B Base Amounts.

     "Class B Unit" shall have the meaning set forth in Section 4.1(b)(ii).
      ------------

     "Class C Base Amount" shall mean the applicable amount set forth on Exhibit
      -------------------
B under the heading "Base Amount."

     "Class C Preference" shall mean the product of the total number of Class C
      ------------------
Units outstanding and the Class C Base Amount.

     "Class C Unit" shall have the meaning set forth in Section 4.1(b)(iii).
      ------------

     "Closing Date" shall have the meaning set forth in the Merger Agreement.
      ------------

     "Code" shall mean the Internal Revenue Code of 1986, as amended from time
      ----
to time, and the corresponding provisions of any future federal tax law.

     "Company" shall mean the limited liability company formed by virtue of this
      -------
Agreement and the filing of the Certificate in accordance with the Act.

     "Distribution" shall mean all distributions made by the Company to holders
      ------------
of Units, whether by dividend or otherwise (including but not limited to any distributions made by the Company to holders of Units in complete or partial liquidation of the Company or upon a sale of all or substantially all of the assets of the Company); provided, however,
                                                           --------  -------
that any recapitalization or exchange of Units shall not be a Distribution.

     "Effective Time" shall mean the Effective Time as defined in the Merger
      --------------
Agreement.

     "Event of Dissolution" shall have the meaning set forth in Section 6.1.
      --------------------

     "Fair Market Value" shall mean, with respect to any property, the Board of
      -----------------
Manager's good faith determination of the fair value of such property as of the applicable reference date.

     "Founders' Liquidation Notice" shall have the meaning set forth in Section
      ----------------------------
6.1(c).

     "Founding Holders" shall have the meaning set forth in the Preamble.
      ----------------

     "Fresh Samantha" shall have the meaning set forth in the Recitals.
      --------------

     "Fresh Samantha Stock" shall mean the common stock and the preferred stock
      --------------------
of Fresh Samantha.

     "Indemnified Person" shall have the meaning set forth in Section 3.4.
      ------------------

     "Interest" shall mean, with respect to any Member as of any time, the
      --------
number of Units such Member holds relative to the number of total outstanding Units and such Member's Capital Account balance relative to the aggregate balances in the Capital Accounts of all Members.

     "Members" shall mean the Persons listed as members on Exhibit A hereto and
      -------
any other Person that both acquires an interest in the Company and is admitted to the Company as a member of the Company.

     "Merger Agreement" shall have the meaning set forth in the Recitals.
      ----------------

     "Odwalla" shall have the meaning set forth in the Recitals.
      -------

     "Odwalla Stock" shall mean the common stock of Odwalla.
      -------------

     "Permitted Transferees" shall mean, with respect to a Preferred Holder, (a)
      ---------------------
any affiliate of such Preferred Holder and (b) the holders of the beneficial interests on such Preferred Holder, and, with respect to a Founding Holder, (x) a member of the immediate family of such Founding Holder and (y) any Person to whom Units are transferred upon the death of such Founding Holder in accordance with such Founding Holder's will or applicable laws of descent; provided that
                                                                --------
prior to the effectiveness of the transfer of any Units to a Permitted Transferee, such Permitted Transferee shall deliver a written acknowledgment to the Company that the Units to be received by such Permitted Transferee shall remain subject to this Agreement and that such Permitted Transferee shall be treated as a Preferred Holder or Founding Holder, as applicable, for all purposes of this Agreement.

     "Person" shall mean an individual, partnership, joint venture, association,
      ------
corporation, trust, estate, limited liability company, limited liability partnership, or any other legal entity.

     "Preferred Holders" shall have the meaning set forth in the preamble.
      -----------------

     "Regulations" shall mean the Treasury regulations, including temporary
      -----------
regulations, promulgated under the Code, as such regulations may be amended from time to time (including the corresponding provisions of any future regulations).

     "Required Majority" shall have the meaning set forth in Section 3.8.
      -----------------

     "Securities Act" shall mean the Securities Act of 1933, as amended.
      --------------

     "Shareholders' Rights Agreement" shall mean the Odwalla Shareholders'
      ------------------------------
Rights Agreement attached as Exhibit E to the Merger Agreement, as such Agreement shall be in effect from time to time (including all amendments and other modifications thereto).

     "Stock Transfer Agreements" shall have the meaning set forth in Section
      -------------------------
4.2(a).

     "Stockholders Agreement" shall have the meaning set forth in Section
      ----------------------
4.2(a).

     "Tax Matters Member" shall have the meaning set forth in Section 3.5.
      ------------------

     "Transfer" shall mean a sale, assignment, pledge, encumbrance, abandonment,
      --------
disposition or other transfer and may be used either as a verb or a noun.

     "Unit" shall mean any Class A Unit, Class B Unit or Class C Unit.
      ----


                             ARTICLE II. Formation

     Section 2.1  Formation.  The Company was formed by the filing of the
                  ---------
Certificate with the office of the state secretary of The Commonwealth of Massachusetts on February 1, 2000 by William M. Shields, as an "authorized person" under the Act. Upon the filing of the Certificate, his powers as an "authorized person" ceased.

     Section 2.2  Name. The name of the Company shall be Samantha Investors,
                  ----
LLC, and all business of the Company shall be conducted in such name or in any other name or names that are selected by the Board of Managers.

     Section 2.3  Purposes and Powers.  The Company shall have authority to hold
                  -------------------
Odwalla Stock and, to the extent approved by the Required Majority, to engage in any other lawful business, purpose or activity permitted by the Act, and it shall possess and may exercise all of the powers and privileges granted by the Act or which may be exercised by any limited liability company organized pursuant to the Act, together with any powers incidental thereto, so far as such powers or privileges are necessary or convenient to the conduct, promotion or attainment of the business, purposes or activities of the Company.

     Section 2.4  Principal Place of Business. The principal office and place of
                  ---------------------------
business of the Company shall be c/o Bain Capital, Inc., Two Copley Place, Boston, MA 02116.

     Section 2.5  Registered Agent and Registered Office.  The Board of Managers
                  --------------------------------------
shall cause the Company to maintain a registered agent and registered office as required by the Act. Pursuant to Section 7.2, the Board of Managers may change the registered agent and/or registered office without the approval of any Member, and may amend the Certificate to give effect to such change.

                           ARTICLE III.  Management

     Section 3.1  Board of Managers. The business of the Company shall be
                  -----------------
managed by the Board of Managers, and the Persons constituting the Board of Managers shall be the "managers" of the Company for all purposes under the Act. Decisions of the Board of Managers shall be decisions of the Company's "manager" for all purposes of the Act and shall be carried out by any Person who shall have been designated by the Board of Managers in the resolution in question or in one or more standing resolutions or with the power and authority to do so.

     Section 3.2  Authority and Duties of Board of Managers.  Subject to the
                  -----------------------------------------
provisions of this Agreement that require the consent or approval of one or more Members, the Board of Managers shall have the sole and exclusive power and authority to manage the business and affairs of the Company and to make all decisions with respect thereto. Each Member agrees that, as permitted by
Section 63(b) of the Act, the Board of Managers shall have the sole and exclusive power and authority to determine the timing and the terms and conditions of any sale or other disposition of the Odwalla Stock held by the Company without regard to the amount of the resulting Distribution, if any, to such Member. No Member, acting in its capacity as a Member, shall constitute an agent of the Company or have any authority to act for or bind the Company. The Board of Managers or Persons designated by the Board of Managers shall be the only Persons authorized to execute documents binding on the Company. To the fullest extent permitted by Massachusetts law, but subject to Section 7.1, the Board of Managers shall have the power to perform any acts, statutory or otherwise, with respect to the Company or this Agreement, which would otherwise be possessed by the Members under Massachusetts law, and the Members shall have no power whatsoever with respect to the management of the business and affairs of the Company.

     Section 3.3  Number; Appointment.  The Board of Managers initially shall
                  -------------------
consist of three Persons (each such Person, along with any other Persons appointed from time to time, the "Board Members"). No Board Member need be a
                                  -------------
Member. The holders of record of the outstanding shares of Class B-1 Units, voting separately as a class, shall be entitled to appoint one Board Member; all other holders of Class B Units and Class C Units, voting separately as a class, shall be entitled to appoint one Board Member; and the holders of Class A Units, voting separately as a class, shall be entitled to appoint one Board Member.
The Board of Managers may increase or decrease the number of Persons who constitute the Board of Managers from time to time upon a vote of the Board of Managers; provided, however, that in no event shall the number of Persons who
          --------  -------
constitute the Board of Managers be decreased below three.   For so long as the
Preferred Holders are Members, if the number of Board

Members exceeds three or there shall be no outstanding Preferred Units, the Preferred Holders, voting separately as a class, shall be entitled to appoint the remaining Board Members.

     Section 3.4  Indemnification.  To the fullest extent permitted by the Act:
                  ---------------

     (a) The Company (and any receiver, liquidator, or trustee of, or successor to, the Company) shall indemnify and hold harmless each of the Board Members, the Tax Matters Member and each partner, controlling person, officer, employee and agent of the Board of Managers or the Tax Matters Member and any affiliate of any of the foregoing (each, an "Indemnified Person") from and against any and
                                   ------------------
all liabilities, obligations, losses, damages, penalties, actions, judgments, suits, claims, proceedings, costs, expenses and disbursements of any kind or nature whatsoever (including, without limitation, all reasonable costs and expenses of defense, appeal and settlement of any and all suits, actions and proceedings involving an Indemnified Person and all costs of investigation in connection therewith) that may be imposed on, incurred by, or asserted against an Indemnified Person in any way relating to or arising out of, or alleged to relate to or arise out of, (i) any action, inaction or omission on the part of an Indemnified Person in connection with the management of the Company's business and affairs or (ii) the Board Members acting as Board Members pursuant hereto or (iii) the Tax Matters Member acting as Tax Matters Member pursuant hereto; provided, however, that the indemnification obligations in this Section
        --------  -------
3.4 shall not apply to the portion of any liability, obligation, loss, damage, penalty, cost, expense or disbursement that results from the actual fraud of such Person.

     (b) The Company shall pay expenses as they are incurred by any Indemnified Person in connection with any action, claim or proceeding that an Indemnified Person asserts in good faith to be subject to the indemnification obligations set forth herein, upon receipt of any undertaking from such Indemnified Person
(i) to repay all amounts so paid by the Company to the extent that it is finally determined that such Indemnified Person is not entitled to be indemnified therefor under the terms hereof, and (ii) in the case of any Indemnified Person other than a Board Member, to take such other actions as the Board of Managers shall require.

     (c) The Board of Managers, notwithstanding any apparent conflict of interest, shall have the power to, and are hereby authorized and directed to, cause the Company to comply with the indemnification and expense payment provisions hereof.

     (d) The indemnification and expense payments to be provided by the Company hereunder shall be paid only from the assets of the Company, and no Member shall have any personal obligation, or any obligation to make any Capital Contribution, with respect thereto.

     Section 3.5  Other Activities.  Notwithstanding any other provision of this
                  ----------------
Agreement or the Act, each of the Preferred Holders and each of the Board Members appointed by the Preferred Holders may engage in whatever other activities it may choose, whether such activities are competitive or comparable with the activities of the Company, Odwalla, Fresh Samantha or otherwise, either alone or with one or more other Members or Persons selected by such Preferred Holder or Board Member in its sole discretion.

     Section 3.6  Action Without a Meeting.  Any action required or permitted
                  ------------------------
to be taken at any meeting of the Board of Managers may be taken without a meeting if all the Board Members consent thereto in writing and such writing or writings are filed with the records of the meetings of the Board of Managers. Such consent shall be treated for all purposes as the act of the Board of Managers.

     Section 3.7  Tax Matters Member.  The Board of Managers shall appoint a
                  ------------------
"tax matters partner" of the Company under Code Section 6231(a)(7) (the "Tax
                                                                         ---
Matters Member"). The Tax Matters Member shall give prompt notice to the Members
--------------
of (i) the receipt by the Tax Matters Member of written notice that a federal, state or local taxing authority intends to examine the Company's income tax returns for any year; (ii) receipt by the Tax Matters Member of written notice of a final partnership administrative adjustment under Code Section 6223; and
(iii) receipt by the Tax Matters Member of any request from the Internal Revenue Service for waiver of any applicable statute of limitations with respect to any tax return of the Company.

     Section 3.8  Actions by Members Generally.
                  ----------------------------

     (a) All actions, approvals and consents required to be taken or given by the Members under the Act, this Agreement or otherwise shall require the affirmative vote or written consent of the holders of at least one half of each of the outstanding Class A Units, Class B Units and Class C Units, each voting separately as a class (the "Required Majority");
                            -----------------

     (b) any action required or permitted by this Agreement or the Act to be taken by the Members may be taken without a meeting if the action is taken by the Members holding not less than the minimum number of Class A Units, Class B and Class C Units that would be necessary to authorize or take such action and such action is evidenced by one or more written consents describing the action taken, signed by the Members entitled to take such action, and delivered to the Company for inclusion in its records.

     Section 3.9  Records and Access to Information; Notification.  The Company
                  -----------------------------------------------
shall keep such records as shall be determined by the Board of Managers to be appropriate, and each Member shall have access to such records during normal business hours at the Company's principal place of business, upon reasonable notice to the Board of Managers.


        ARTICLE IV.  Financial Matters; Representations and Warranties

     Section 4.1  Issuance of Membership Interests.
                  --------------------------------

     (a)  Capital Contributions.  On the Closing Date, immediately prior to the
          ---------------------
Effective Time, each Member shall contribute all of its shares of Fresh Samantha Stock to the Company in exchange for the number of Class A Units, Class B Units or Class C Units set forth across from such Member's name on Exhibit A hereto. Members of the Company, the address of each Member, the number of Class A Units, Class B Units and Class C Units held by each Member from time to time, and each Member's Capital Contributions shall be listed on Exhibit A hereto, as from time to time amended and supplemented in accordance with the provisions of this Agreement. The Board of Managers may require each of the Members to make additional Capital Contributions (in proportion to their Interests) to pay the ordinary and necessary out-of-pocket expenses of the Company including, without limitation, fees and expenses related to the preparation and filing of a notification by any Member under the Hart Scott Rodino Antitrust Improvements Act of 1976 in connection with any distribution of Odwalla Stock by the Company; provided, however, that except as may be otherwise approved by the Required
--------  -------
Majority, the aggregate amount of such additional Capital Contributions required to be made by the Founding Holders as a group shall not exceed $10,000.

     (b)  Units; Classes of Members.  The Interests of the Members in the
          -------------------------
Company shall be represented by Units, as follows:

          (i)   Each "Class A Unit" shall represent an Interest in the Company,
                ------------
shall be designated as a Class A Unit of the Company and shall be entitled to the Distributions provided for in Section 4.3(c)(ii) hereof.

          (ii)  Each "Class B-1 Unit," "Class B-2 Unit," "Class B-3 Unit,"
                --------------          --------------    --------------
"Class B-4 Unit," "Class B-5 Unit," "Class B-6 Unit," "Class B-7 Unit" and
 --------------    --------------    --------------    --------------
"Class B-8 Unit" (collectively, the "Class B Units") shall represent an
 --------------                      -------------
Interest in the Company, shall be designated as a Class B Unit of the Company and shall be entitled to the Distributions provided for in Section 4.3(c)(i) hereof.

          (iii) Each "Class C Unit" shall represent an Interest in the Company,
                ------------------
shall be designated as a Class C Unit of the Company and shall be entitled to the Distributions provided for in Section 4.3(c)(i) hereof.

     Notwithstanding the fact that a Member may hold any combination of types of Units or only one type of Unit, the Members shall constitute a single class of Members for all purposes under the Act and this Agreement except to the extent this Agreement otherwise specifically provides for different classes or groups of Members of the Company for the purposes of this Agreement and the Act.

     (c)  Additional Units.  No additional Units shall be issued.
          ----------------

     (d)  Pre-Closing Covenant.  Prior to the termination of the Merger
          --------------------
Agreement, none of the Bain Funds or the Preferred Holders will take any action or make any election that would cause its Company Class L Stock or Company Preferred Stock to convert into Company Class A Stock (each as defined in the Merger Agreement).

     Section 4.2  Representations of the Members.  In connection with each
                  ------------------------------
Member's contribution of its Fresh Samantha Stock and the issuance by the Company of Units to such Member, each Member hereby represents and warrants to the Company and to each other Member as follows:

     (a) The representations and warranties made by such Member in Section 5.28 of the Merger Agreement are true and correct as of the date hereof and will be true and correct as of the Effective Time.

     (b) As of the date of this Agreement, such Member owns and, on the Closing Date, immediately prior to contributing such shares to the Company, such Member will own, beneficially and of record, that number of shares of each class of Fresh Samantha Stock specified opposite such Member's name on Exhibit C attached hereto, free and clear of any encumbrances except as set forth in (i) the Amended and Restated Stockholders Agreement dated as of September 10, 1999 by and among Fresh Samantha and each of the Members (the "Stockholders
                                                          ------------
Agreement") and (ii) the Stock Transfer Agreement dated as of January 10, 2000
---------
between Citizens Bank of Massachusetts and each Member (the "Stock Transfer
                                                             --------------
Agreements").
----------

     (c) Except for the restrictions set forth in the Stockholders Agreement and the applicable Stock Transfer Agreement, such Member has the absolute and unrestricted right, power and authority to enter into and to perform his, her or its respective obligations under this Agreement. This Agreement constitutes the legal, valid and binding obligation of such Member, enforceable against him in accordance with its terms, except to the extent that enforceability may be limited by applicable bankruptcy, reorganization, insolvency, moratorium or other laws affecting the enforcement of creditor's rights generally and by general principles of equity regardless of whether such enforceability is considered in a proceeding in law or equity.

     (d) Such Member is an "accredited investor" as that term is defined in Rule 501(a) of Regulation D of the Securities Act.

     (e) Such Member, by reason of his business and financial experience has such knowledge, sophistication and experience in financial and business matters and in making investment decisions of this type that he is capable of (A) evaluating the merits and risks of an investment in the Company and making an informed investment decision, (B) protecting his own interest and (iii) bearing the economic risk of such investment.

     (f) Such Member is acquiring an interest in the Company for investment for such Member's own account, not as a nominee or agent and not with the view to, or any intention of, a resale or distribution thereof, in whole or in part, or the grant of any participation therein. Such Member understands that the Units have not been registered under the Securities Act or state securities laws by reason of a specific exemption from the registration provisions of the Securities Act and applicable state securities laws that depends upon, among other things, the bona fide nature of the investment intent and the accuracy of such Member's representations as expressed in this Agreement.

     Section 4.3  Distributions.
                  -------------

     (a)  Timing of Distributions.  The Board of Managers shall have the sole
          -----------------------
authority to determine the timing and the aggregate amount of any Distributions to Members.

     (b)  Order of Distributions.  Distributions from the Company to its Members
          ----------------------
shall be made as follows:

          (i) First, the holders of Class B Units and Class C Units (other than any Units concurrently being converted into Class A Units), as a single and separate class, shall be entitled to receive all Distributions until there has been paid (a) with respect to each Class B Unit from amounts then and previously distributed pursuant to this Section 4.3(b)(i) an amount equal to the Class B Base Amount of such Class B Unit and (b) with respect to each Class C Unit from amounts then and previously distributed pursuant to this Section 4.3(b)(i) an amount equal to the Class C Base Amount. All Distributions pursuant to this Section 4.3(b)(i) shall be made ratably among the holders of the Class B Units and Class C Units based on the aggregate amounts which are then payable to such holders pursuant to this
Section 4.3(b)(i) in respect of the Units held by such holders.

          (ii) Second, after the full required amount of Distributions have been made pursuant to Section 4.3(b)(i) above, all holders of Class A and Class B Units, as a single class, shall thereafter be entitled to receive all remaining Distributions. All Distributions pursuant to this Section 4.3(b)(ii) shall be made ratably among the holders of the Units in question, based on the number of Units held by each holder.

Notwithstanding the foregoing, if any Distribution (other than any redemption pursuant to Section 4.6) is made to a Founding Member on or prior to the eighteen month anniversary of the Effective Time, the Fair Market Value of the aggregate of all such Distributions in respect of a Class A Unit of the Founding Member shall not be less than $3.60.

     Section 4.4    Conversion of Class B Units.  At the option of any holder of
                    ---------------------------
Class B Units, exercisable only in connection with an Event of Dissolution, each outstanding Class B Unit held by such holder shall convert into a number of Class A Units equal to the applicable Class B Conversion Factor then in effect. No Distributions pursuant to Section 4.3 shall be or become payable on any Class B Units so converted at or following such optional conversion. From and after such optional conversion, such Class B Units shall be retired and canceled and shall not be reissued. The Class B Conversion Factor shall be equitably adjusted to account for any Distributions made in respect of Class B Units prior to their conversion.

     Section 4.5    Conversion of Class C Units.  At the option of any holder of
                    ---------------------------
Class C Units, exercisable only in connection with an Event of Dissolution, each outstanding Class C Unit held by such holder shall convert into one Class A Unit. No Distributions pursuant to Section 4.3 shall be or become payable on any Class C Units so converted at or following such optional conversion. From and after such optional conversion, such Class C Units shall be retired and canceled and shall not be reissued. The number of Class A Units into which a Class C Unit is convertible shall be equitably adjusted to account for any Distributions made in respect of Class C Units prior to their conversion.

     Section 4.6    Special Redemption.  From and after February 2, 2001, at the
                    ------------------
close of business on any business day on which the closing price of Odwalla Stock exceeds $7.75, Douglas K. Levin, by delivering written notice to the Company, may require the Company to redeem all, but not less than all, of the 91,225 Class A Units originally issued to him in consideration of 246,710 shares of Odwalla Stock.

     Section 4.7    Allocations.
                    -----------

     (a)   Allocation of Tax Items.  The income, gains, losses deductions and
           -----------------------
credits of the Company shall be allocated for federal, state and local income tax purposes among the

Members so as to reflect, in the judgment of the Board of Mangers, the Interests of the Members in the Company set forth in this Agreement. The Board of Managers, in consultation with the Company's tax advisor, is authorized (i) to select such tax allocation methods as may in the Board of Managers' judgment be appropriate to satisfy the requirements of Section 704(c) of the Code regarding allocations of income and loss for federal income tax purposes, including without limitation an "aggregate approach" involving "partial netting" or full netting" with respect to reverse Section 704(c) allocations to the extent permitted by Treas. Reg. (S)1.704-3; (ii) to interpret and apply the allocation provisions hereof as providing for a "qualified income offset", "minimum gain chargeback" and such other allocation principles as may be required under
Section 704 of the Code and applicable regulations (provided that if such principles are applied in making allocations hereunder, subsequent allocations shall be made so as to reverse, to the extent possible in the Board of Manager's judgment, the effect of the application of such principles); (iii) to determine on a daily, monthly, or other basis items of income, loss, gain or deduction or other items using any permissible method under Code Section 706 and the Regulations thereunder; (iv) to determine the allocation of specific items of income, gain, loss, deduction and credit of the Company; and (v) to vary any and all of the foregoing allocation provisions to the extent necessary in the judgment of the Board of Managers to comply with Section 704 of the Code and applicable regulations. The Board of Managers shall have the power and authority to make all accounting, tax and financial reporting determinations and decisions with respect to the Company.

     (b)   Agreement Relating to Allocations.  The Members are aware of the
           ---------------------------------
income tax consequences of the allocations made by this Article IV and hereby agree to be bound by the provisions of this Article IV in reporting their shares of Company income and loss for income tax purposes.


                   ARTICLE V. Members; Transfer of Interests

     Section 5.1    Admission.  Each person listed on Exhibit A is a Member as
                    ---------
of the date of this Agreement. The Board of Managers may admit as new Members to the Company the Permitted Transferees of Members.

     Section 5.2    Transfer of Interests.
                    ---------------------

     (a)     Transfer of Units.  Each Member agrees that it will not Transfer
             -----------------
any Units except (i) to a Permitted Transferee of such Member or (ii) as would be permitted under the Shareholders' Rights Agreement if the Units were Stock held by a Shareholder (each as defined in the Shareholders' Rights Agreement).

     (b)     Attempted Transfers in Contravention.  Any attempted Transfer in
             ------------------------------------
contravention of this Section 5 shall be void and of no effect and shall not bind or be recognized by the Company. In the case of an attempted Transfer not permitted hereby, the parties attempting to engage in such Transfer shall indemnify and hold harmless (and hereby agree to indemnify and hold harmless), the Company and the other Members from all costs, liabilities and damages that any of such indemnified Persons may incur (including, without limitation, incremental tax liability and attorneys' fees and expenses) as a result of such attempted Transfer and efforts to enforce the indemnity granted hereby.

     Section 5.3     Liability of Members.  Except as otherwise provided by the
                     --------------------
Act, no Member shall be obligated personally for any debt, obligation or liability of the Company or of any other Member solely by reason of being a Member of the Company. Except as otherwise provided in this Agreement or by applicable law, no Member shall have any fiduciary or other duty to the Company or any other Member with respect to the business and affairs of the Company. The Company shall indemnify each Member and hold each Member harmless from and against any and all debts, obligations, and liabilities of the Company, if any, to which such Member becomes subject solely by reason of being a Member, whether arising in contract, tort or otherwise; provided, however, that the indemnification obligation of the Company under this Section 5.3 shall be paid only from the assets of the Company, and no Member shall have any personal obligation, or any obligation to make any Capital Contribution, with respect thereto.

             ARTICLE VI.  Dissolution, Liquidation and Termination

     Section 6.1  Dissolution.  The Company shall dissolve and its affairs shall
                  -----------
be wound up upon the occurrence of any of the following events (each an "Event
                                                                         -----
of Dissolution"):
--------------

     (a)  the affirmative vote of the Required Majority,

     (b) the sale, transfer or other disposition of more than 10% of the Odwalla Stock owned by the Company, or

     (c) the delivery of written notice by the holders of at least half of the outstanding Class A Units originally issued to the Founding Holders (the "Founders' Liquidation Notice"), which notice may only be delivered on a
-----------------------------
business day after the end of the fifteenth month following the Effective Time, if the aggregate Fair Market Value of all Odwalla Stock held by the Company shall have exceeded the aggregate Class B Preference and Class C Preference for 95% of the trading days in the nine months preceding such business day. In such event, the Fair Market Value of one share of Odwalla Stock shall be deemed to be the Average Closing Stock Price as of the date of the Founders' Liquidation Notice.

     Section 6.2    Liquidation and Termination.  On dissolution of the Company,
                    ---------------------------
the Board of Managers shall act as liquidating trustee or may appoint one or more Members as liquidating trustee. The liquidating trustee shall proceed diligently to wind up the affairs of the Company and make Distributions in accordance with Section 4.3(b) and as provided in the Act; provided, however,
                                                           --------  -------
that the liquidating trustee shall not distribute any securities other than in compliance with all applicable law. The costs of liquidation shall be borne by the Company. Until final distribution, the liquidating trustee shall continue to operate the Company properties with all of the power and authority of the Board of Managers. The steps to be accomplished by the liquidating trustee are as follows:

     (a) as promptly as possible after dissolution and again after final liquidation, the liquidating trustee shall cause an accounting to be made of the Company's assets, liabilities and operations through the last day of the calendar month in which the dissolution occurs or the final liquidation is completed, as applicable;

     (b) the liquidating trustee shall pay, satisfy or discharge from Company funds all of the debts, liabilities and obligations of the Company (including, without limitation, all expenses incurred in liquidation) or otherwise make adequate provision for payment and discharge thereof (including, without limitation, the establishment of a cash escrow fund for contingent liabilities in such amount and for such term as the liquidating trustee may reasonably determine); and

     (c) all remaining assets of the Company shall be distributed to the Members in the manner provided in Section 4.3 above. For purposes of this subsection, the Fair Market Value of one share of Odwalla Stock shall be the Average Closing Stock Price as of the date of distribution.

     Section 6.3    Right to Continue.   Notwithstanding Section 43 of the Act,
                    -----------------
upon the occurrence of the death, insanity, retirement, resignation, expulsion, bankruptcy or dissolution of a Member or the occurrence of any other event which terminates the membership of a Member, the Company shall not be dissolved and its affairs shall not be wound up unless otherwise effected pursuant to Section
6.1 hereof.

     Section 6.4    Certificate of Cancellation.  On completion of the
                    ---------------------------
distribution of Company assets as provided herein, the Company's existence shall be terminated, and the Board of Managers (or such other person or persons as the Act may require or permit) shall file a Certificate of Cancellation with the state secretary of The Commonwealth of Massachusetts under the Act and take such other actions as may be necessary to terminate the existence of the Company.


                           ARTICLE VII.  Amendments

     Section 7.1    Amendments Generally.  Except as otherwise provided in this
                    --------------------
Section 7, and notwithstanding any contrary provision of the Act, any amendments to this Agreement and to the Certificate may be adopted with the written consent of the Required Majority. Neither this Agreement nor the Certificate shall be amended without the written consent of all of the Members if (i) such amendment will change the status of the Company as a partnership for federal or state income tax purposes or (ii) such amendment would modify the limited liability of a Member. No amendment that by its terms affects the economic interests of a Member in a manner different from that of other Members shall be effective against such Member without such Member's consent.

     Section 7.2    Amendments by Board of Managers.  Without limiting the power
                    -------------------------------
to amend this Agreement granted by Section 7.1 hereof, this Agreement may be amended by the Board of Managers, by executing an instrument of amendment and giving each Member notice thereof, without the consent of any of the Members,
(i) to effect changes of a ministerial nature that do not materially and adversely affect the rights, duties or obligations of the Members; (ii) to give effect to the admission of Members in accordance with the terms hereof; (iii) to conform the terms of this Agreement with any Regulations issued under Code
Section 704; provided that, in the opinion of counsel to the Company such amendment does not adversely affect the rights or interests of any of the Members; (iv) with respect to the Company's status as a partnership (and not as an association taxable as a corporation) for federal or state income tax purposes (A) to comply with the requirements of the Regulations, or (B) to ensure the continuation of partnership status; provided, however, that in the opinion of counsel of the Company such amendment does not adversely affect the rights or interests of any of the Members; (v) to change the name of the Company; (vi) to amend Exhibit A hereto to give effect to any Capital Contribution or any adjustments pursuant to this Agreement in the number of Units of a Member; or (vii) to Amend Exhibit B hereto to reflect an increase in the Class B Base Amounts and the Class C Base Amount if the Effective Date occurs other than on March 31, 2000 (such increases to be calculated in accordance with the methodology used to calculate Exhibit B as it is attached hereto). Notwithstanding the foregoing, no amendment shall be adopted pursuant to this Section 7.2 if such amendment would adversely affect the limited liability of the Members or the status of the Company as a partnership for federal or state income tax purposes.


                         ARTICLE VIII.  Miscellaneous

     Section 8.1    Compliance with Securities Laws.  The Company (or the
                    -------------------------------
liquidating trustee, as applicable) shall not be obligated to distribute any securities held by the Company to any Member other than in compliance with all applicable laws.

     Section 8.2    Notices.  Any notice, payment, demand or communication
                    -------
required or permitted to be given pursuant to any provision of this Agreement shall be in writing and shall be (i) delivered personally, (ii) sent by postage prepaid, certified mail, (iii) transmitted by telecopy, or (iv) delivered by nationally recognized overnight courier, addressed as follows, or to such other address as such Person may from time to time specify by notice to the Members:

     (a)   If to the Company, at the following addresses:

          c/o Bain Capital, Inc.
          Two Copley Place
          Boston, MA 02116
          Attention: Andrew Balson
          Fax No.: (617) 572-3274

                 and


          Fresh Samantha, Inc.
          86 Industrial Park Road
          Saco, ME 04072
          Attention: Douglas K. Levin
          Fax No.: (207) 284-4264

          with copies to:

          Ropes & Gray
          One International Place
          Boston, MA 02110-2624
          Attention: Howard S. Glazer, Esq.
          Fax No.: (617) 951-7050

               and

          Drummond Woodsum & MacMahon
          245 Commercial Street
          P.O. Box 9781
          Portland, ME 04104
          Attention: Michael High, Esq.
          Fax No.: (207) 772-3627

     (b)  If to the Bain Funds, at the following address:

          c/o Bain Capital, Inc.
          Two Copley Place
          Boston, MA 02116
          Attention: Andrew Balson
          Fax No.: (617) 572-3274

          with a copy to:

          Ropes & Gray
          One International Place
          Boston, MA 02110-2624
          Attention: Howard S. Glazer, Esq.
          Fax No.: (617) 951-7050

     (c) If to a Member, to the address or number set forth opposite such Member's name on Exhibit A hereto or as otherwise indicated in writing and kept with the records of the Company.

Any such notice, payment, demand or communication shall be deemed to be delivered, given and received for all purposes hereof (w) on the date of receipt if delivered personally or by courier, (x) five (5) days after posting if transmitted by mail, (y) the date of transmission by telecopy, provided that the Person to whom the telecopy was sent acknowledges that such telecopy was received by such Person in legible form, or that such Person responds to the telecopy without indicating that any part of it was received in illegible form, whichever shall first occur, or (z) the business day following delivery to a national overnight courier service.

     Section 8.3    Binding Effect.  Except as otherwise provided in this
                    --------------
Agreement, every covenant, term and provision of this Agreement shall be binding upon and inure to the benefit of the Members and their respective successors, transferees and (subject to the limitations in Section 5 hereof) assigns.

     Section 8.4    Headings.  Section and (except for the definitions in
                    --------
Section 1.1) other headings contained in this Agreement are for reference purposes only and are not intended to describe, interpret, define or limit the scope, extent or intent of this Agreement or any provision hereof.

     Section 8.5    Severability.  Every provision of this Agreement is intended
                    ------------
to be severable. If any term or provision hereof is illegal or invalid for any reason whatsoever, such illegality or invalidity shall not affect the validity or legality of the remainder of this Agreement.

     Section 8.6    Further Action.  Each Member, upon the request of the Board
                    --------------
of Managers, agrees to perform all further acts and execute, acknowledge and deliver any documents which may be reasonably necessary, appropriate or desirable to carry out the provisions of this Agreement.

     Section 8.7    Governing Law.  The laws of The Commonwealth of
                    -------------
Massachusetts shall govern the validity of this Agreement, the construction of its terms, and the interpretation of the rights and duties of the Members.

     Section 8.8    Waiver of Action for Partition.  Each of the Members
                    ------------------------------
irrevocably waives any right that it may have to maintain any action for partition with respect to any of the Company's assets.

     Section 8.9    Counterpart Execution.  This Agreement may be executed in
                    ---------------------
any number of counterparts with the same effect as if all of the Members had signed the same document. All counterparts shall be construed together and shall constitute one agreement .

     Section 8.10   Board of Managers' Discretion.  Whenever in this Agreement
                    -----------------------------
the Board of Managers are permitted or required to make a decision, take an action, or grant or withhold a consent, the Board of Managers may do so in their sole and absolute discretion, subject only to the duty expressly imposed by the first sentence of Section 3.2 hereof.

     IN WITNESS WHEREOF, the parties have executed and delivered this Agreement under seal as of the date first set forth above.

                                     Samantha Investors, LLC


                                     By:  _________________________
                                     Name:  Mark E. Nunnelly
                                     Title: Authorized Person


                                     Bain Capital Fund VI, L.P.
                                     By: Bain Capital Partners VI, L.P.,
                                         its general partner
                                        By: Bain Capital Investors VI, Inc.,
                                             its general partner

                                     By________________________________
                                        Name:  Mark E. Nunnelly
                                        Title: Managing Director


                                     BCIP Associates II
                                     BCIP Associates II-B
                                     BCIP Associates II-C
                                     BCIP Trust Associates II
                                     BCIP Trust Associates II-B
                                     By:   Bain Capital, Inc.,
                                           their Managing Partner

                                     By________________________________
                                        Name:  Mark E. Nunnelly
                                        Title: Managing Director


                                     PEP Investments PTY Ltd.,
                                     By:   Bain Capital, Inc.,
                                           its Attorney-in-Fact

                                     By________________________________
                                        Name:  Mark E. Nunnelly
                                        Title: Managing Director

                                     RGIP, LLC


                                     By________________________________
                                        Name:
                                        Title:


                                     JIP Enterprises, Inc.


                                     By________________________________
                                         Name:

                                         Title:


                                     _______________________________
                                     Robert Carter


                                     _______________________________
                                     Julie Carter


                                     _______________________________
                                     Michael D. Carter


                                     _______________________________
                                     Douglas K. Levin


                                     _______________________________
                                     Martha Carter


                                     _______________________________
                                     Abby Carter

                                                                       EXHIBIT A
                                    Members

                                                                            Capital
      Name and Address         Number of Units     Class of Units        Contributions
      ----------------         ---------------     --------------        -------------
Bain Capital Fund VI, L.P.           21,713.00           B-1            $14,611,329.92
Two Copley Place
Boston, MA 02116

BCIP Associates II                    5,579.00           B-2            $ 3,461,633.95
Two Copley Place
Boston, MA 02116

BCIP Associates II-B                  1,005.00           B-3            $   685,641.45
Two Copley Place
Boston, MA 02116

BCIP Associates II-C                    971.00           B-4            $   653,360.70
Two Copley Place
Boston, MA 02116

BCIP Trust Associates II                521.00           B-5            $   734,333.19
Two Copley Place
Boston, MA 02116

BCIP Trust Associates II-B              694.00           B-6            $   366,591.10
Two Copley Place
Boston, MA 02116

PEP Investments PTY Ltd.                 72.00           B-7            $    48,462.90
[Address]

RGIP, LLC                               309.00           B-8            $   207,925.89
One International Place
Boston, MA 02110

JIP Enterprises, Inc.                21,236.00            C             $   500,005.00
[Address]

Robert Carter                        46,295.00            A             $   368,251.48
[Address]

Julie Carter                         46,295.00            A             $   368,251.48
[Address]

Michael D. Carter                    91,225.00            A             $   725,645.14
[Address]

Douglas K. Levin                     91,225.00            A             $   725,645.14

Martha Carter                         1,365.00            A             $    10,857.83

Abby Carter                           1,365.00            A             $    10,857.83

                                                                       EXHIBIT B

                                  Preferences

Class of Units          Base Amount        Conversion Factor
--------------          -----------        ----------------
     B-1               $  664.9756            33.5411
     B-2               $  612.5212            31.3136
     B-3               $  674.2758            33.9348
     B-4               $  664.9196            33.5385
     B-5               $1,401.5142            64.8208
     B-6               $  520.2748            27.3962
     B-7               $  665.1414            33.5672
     B-8               $  664.9449            33.5364
      C                $   23.5452              None

                                                                       EXHIBIT C

                       Ownership of Fresh Samantha Stock

    Name of Member              Number of Shares of    Number of Shares of   Number of Shares of
                                 Fresh Samantha          Fresh Samantha         Fresh Samantha
                                Class A Stock Held     Class L Stock Held    Preferred Stock Held
-------------------------------------------------------------------------------------------------
Bain Capital Fund VI, L.P.                                   27,713                140,702
-------------------------------------------------------------------------------------------------
BCIP Associates II                                            5,579                 25,511
-------------------------------------------------------------------------------------------------
BCIP Associates II-B                                          1,005                  6,852
-------------------------------------------------------------------------------------------------
BCIP ASSOCIATES II-C                                            971                  6,290
-------------------------------------------------------------------------------------------------
BCIP Trust Associates II                                        694                 17,330
-------------------------------------------------------------------------------------------------
BCIP Trust Associates II-B                                      521                    846
-------------------------------------------------------------------------------------------------
PEP Investments PTY Ltd                                          72                    467
-------------------------------------------------------------------------------------------------
RGIP, LLC                                                       309                  2,002
-------------------------------------------------------------------------------------------------
JIP Enterprises, Inc.                                                               18,182
-------------------------------------------------------------------------------------------------
Robert Carter                             46,295
-------------------------------------------------------------------------------------------------
Julie Carter                              46,295
-------------------------------------------------------------------------------------------------
Michael D. Carter                         91,225
-------------------------------------------------------------------------------------------------
Douglas K. Levin                          91,225
-------------------------------------------------------------------------------------------------
Martha Carter                              1,365
-------------------------------------------------------------------------------------------------
Abby Carter                                1,365
-------------------------------------------------------------------------------------------------
          TOTAL                          277,770             36,864                218,182
-------------------------------------------------------------------------------------------------